UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 19, 2024

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

GENERAL NOTE

On November 21, 2024, Connexa Sports Technologies Inc., a Delaware corporation (the “Company”), completed its acquisition of a majority of Yuanyu Enterprise Management Co., Limited (“YYEM” or “Yuanyu”), whereby, among other things, the Company acquired 70% of YYEM in exchange for the issuance of shares of the Company’s common stock, and YYEM became the majority-owned subsidiary of the Company (the “Transaction”). This Current Report on Form 8-K is being filed by the Company to describe the Transaction and certain material changes to its business following the Transaction.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of YYEM

As previously disclosed, on March 18, 2024, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) and a share exchange agreement (the “Share Exchange Agreement,” and together with the Share Purchase Agreement, the “Agreements”) to acquire a total of 70% of the issued and outstanding ordinary shares of YYEM from the sole shareholder of YYEM, Mr. Hongyu Zhou (the “Seller”), for a combined $56 million. $16.5 million of this amount was paid in cash on March 20, 2024 pursuant to the Share Purchase Agreement to acquire 20% of YYEM.

On November 18, 2024, The Nasdaq Stock Market LLC approved the Transaction. Following the approval, on November 21, 2024, pursuant to the Share Exchange Agreement, the Company issued 8,127,572 issued shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) to the Seller (the “Exchange Shares”), in consideration for 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM. The shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

The Transaction contemplated by the Agreements was closed on the same day. In connection with the completion of the Transaction, pursuant to the Agreements, YYEM is paying $2,500,000 to NewCo (as defined below), $344,960 of which was paid before the closing date and $2,155,040 of which is being paid after the closing date, with the final payment of these funds on or about November 29, 2024. An additional $500,000 will be paid to NewCo within 30 days of the closing date, provided there are no claims in relation to the Legacy Business (as defined below) in that time.

As a result of the closing of the Transaction, a change of control of the Company occurred as the Seller became the owner of approximately 55.8% of the issued and outstanding shares of Common Stock and the board of directors of the Company (the “Board of Directors”) currently comprises individuals designated by the Seller. For more information, see information contained in Item 5.02 below.

The Company’s name, trading symbol, and CUSIP remain the same - Connexa Sports Technologies Inc., YYAI, and 831445408, respectively. The Company expects to change its name to Yuanyu, Inc. by the end of 2024.

Separation Agreement

As part of the Transaction, the Company agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity. In connection of the closing of the Transaction, on November 21, 2024, the Company entered into a separation and assignment agreement (the “Separation Agreement”) with J&M Sports LLC, a Florida limited liability company (“NewCo”), to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to NewCo, in consideration for $1.00. Following the Separation Agreement, NewCo has obtained the sole right to and assumed all the obligations of the Legacy Business and is liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). NewCo is owned by Mike Ballardie, former President, Chief Executive Officer, Treasurer and director of the Company, Yonah Kalfa, former Chief Innovation Officer and director of the Company, Juda Honickman, former Chief Marketing Officer of the Company, and Mark Radom, former general counsel and Secretary of the Company.

The foregoing description of the terms of the Separation Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Description of Business of YYEM

Overview

Established in November 2021, YYEM is based in Hong Kong and operates in the emerging love and marriage market sector. Yuanyu’s mission is to empower global connections through innovative matchmaking technology and the facilitation of in-person initiatives. We own advanced patents and other proprietary technology which we license out, and we are using this intellectual property to develop an AI-powered matchmaking platform to license to partners worldwide, enabling them to create localized matchmaking experiences tailored to their specific markets and cultures. We also intend to leverage our partners’ expertise in offline matchmaking to offer, alongside our own technology tools, a range of best practices, empowering licensees to develop culturally relevant and highly effective in-person matchmaking solutions to complement their online offerings. We believe our pioneering technology has the power to transform the matchmaking industry, leading to greater success for our licensees and their clients, and ultimately leading to more people finding successful life partnerships.

Technology licensing

Our company was founded on the principle that love is universal but dating and marriage customs vary widely across cultures. By providing highly relevant patents, and a flexible, customizable matchmaking app framework, we aim to enable our partners to develop matchmaking services that resonate with local users while benefiting from our advanced matching algorithms, safety features, and engagement tools.

We possess six technologies related to the metaverse and five AI matchmaking patents, which together enable access to both Augmented Reality (AR) and eXtended Reality (XR), enhancing our future revenue growth potential in the online matchmaking segment. Our AI technology is also designed to integrate with existing Big Data models and other larger AI models, such as Huawei Pangu, Baidu 6 Wenxinyiyan, Alibaba Tongyi, and Tencent Hunyuan. Through interrogating and analyzing available Big Data, our intellectual property aims to support the identification of our licensees’ target subscriber base while providing subscriber profile analysis and connecting to our AI matchmaker platform, all with the goal of helping our licensees deliver effective matchmaking services both online and in person and helping their clients find successful life partnerships.

Our revenue model is based on licensing fees and revenue sharing agreements with our partners, which we intend to bolster through the development or acquisition of additional patents.

We aim to pioneer a new approach to matchmaking. Our strategy is built on three core pillars:

1. Technological Innovation: We will invest in R&D, predominantly through our relationships with our trusted outsourcing companies, to become a leading supplier of matchmaking technology. Our AI-powered matching algorithms, advanced safety features, and engagement tools will be designed to create meaningful connections while prioritizing user safety and authenticity.

2. Cultural Adaptability: Our platform is being built with flexibility in mind, allowing partners to easily customize the user experience and features to align with local cultural norms and preferences. This approach will better ensure that each app feels native to its market while benefiting from our global expertise.

3. Partner Empowerment: We plan to offer our partners support, including technical integration, marketing strategies, and ongoing optimization. Our success will be tied to the success of our partners, creating a symbiotic relationship that drives innovation and growth.

We believe that by enabling our partners to customize our AI-powered platform for local preferences and practices, each app can present a unique value proposition to its respective target user base.

Key features of our technology, offered now or in development, include:

●	AI-driven matching algorithms that learn and improve based on user behavior and feedback;
●	Metaverse capabilities for more natural meetings in cyberspace;
●	Customizable safety features, including photo verification, message filtering, and real-time moderation;
●	Engagement tools such as virtual events and video chat integration;
●	Flexible monetization options to suit different market needs; and
●	Robust analytics and reporting to help partners optimize their apps.

Our team has a strong track record in both matchmaking technology and international business. We intend to leverage this expertise not only to improve our core technology but also to offer our partners help in navigating the complexities of launching and growing matchmaking apps in diverse markets.

Looking ahead, we see promising opportunities for growth as more people around the world embrace technological assistance with matchmaking, particularly AI-driven assistance. By empowering local entrepreneurs and established companies to create culturally relevant matchmaking apps, we believe we will expand our reach and impact significantly beyond what we could achieve with a single, global app.

In-person matchmaking services

We intend to supplement our technology offering through the sharing of in-person initiatives. We believe that in-person events can be an important complement to the core online offering of our partners. These partners can leverage our proprietary technology and know-how, including our AI-related patents, to facilitate a range of in-person events, from one-to-one encounters to group gatherings with a curated guest list of potential matches. One of our licensees uses its physical locations in more than 40 cities across China to undergird its online presence with in-person services.

At Yuanyu, we understand the unique value and personal touch that in-person matchmaking services bring to the realm of relationship building. We have licensees that possess a wealth of experience with personalized matchmaking strategies, client management, and event organization, and we are committed to leveraging this expertise to enhance the services offered by our global network of partners. Our China-based licensee, for instance, stratifies its client rolls, affording higher paying clients more options and potentially premium partners to match with. Fees routinely reaching $2,750 provide clients with six months of a bespoke matchmaking service, delivered through face-to-face interactions across the licensee’s branded offline stores. Organizing exclusive matchmaking events is another important strategy that can be used by our licensees. These events can range from intimate gatherings and themed parties to large-scale social mixers. By creating an inviting and relaxed environment — and, most importantly, by using our AI and other technology to curate the guest lists to increase the likelihood of compatible matches — matchmakers can facilitate natural interactions and foster meaningful connections. And by learning from each other’s experiences, our licensee partners can refine their approaches and deliver superior matchmaking services tailored to their local markets.

We believe that providing ongoing support and feedback to clients is crucial for successful matchmaking and that it is important for our licensees to offer post-date follow-ups, relationship coaching, and personalized advice to help clients navigate their matchmaking journeys. One partner currently offers a “Love & Marriage University” for clients who seek to improve their relationship skills, involving, among other things, fashion and makeovers, manners and etiquette, and, critically, communication within relationships. A number of these services can leverage our AI and other technology to evaluate compatibility and to target areas for improvement. Furthermore, we intend to facilitate the sharing of best practices in maintaining client engagement, managing expectations, and offering constructive feedback to ensure that clients feel supported and valued throughout the process.

Just as in-person matchmaking can undergird our licensees’ online presences, our technology can enhance their in-person offerings. The tools and platforms that we provide will complement traditional matchmaking methods through, for example, virtual consultations, digital event planning, and AI-driven match suggestions. By blending the personal touch of in-person matchmaking with advanced technology, licensees will be able to offer a holistic and modern service.

The Yuanyu approach

At this stage of our development, we are primarily a technology company that facilitates matchmaking, while our licensees are more often matchmaking companies that leverage technology. We believe this combination enables each company to focus on the aspect of the business in which it is strongest. At the same time, we consider ourselves more than a technology company — we are facilitating connections, sparking romances, and bringing people together across the globe. In the process, we aim to redefine the future of matchmaking.

We are sensitive to cultural norms and recognize that, as we expand to new jurisdictions, the balance between online and offline, and the approaches taken to each, need to be adjusted to suit prevailing local preferences. For this reason, we often partner with local players as we enter new markets, and we build our products and services with a view to customization based on local culture and practices. By respecting cultural nuances, licensees can create services that resonate deeply with their clientele.

At Yuanyu, we are dedicated to supporting our licensees in delivering exceptional online and in-person matchmaking services. Through our advanced patent portfolio, our pioneering AI-powered technology platform, the facilitation of best practices in in-person services, and cultural adaptation of both online and in-person offerings, we believe we can empower our partners to create meaningful and lasting connections for their clients. Our commitment to innovation and excellence will help ensure that we are a trusted name in the matchmaking industry, providing considerable value to our global network and, ultimately, to individuals looking for love and marriage.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	the risks associated with the Company’s relatively low public float, which may result in the Common Stock experiencing significant price volatility;

●	the effects that the now-completed Transaction and Separation may have on the Company and its current or future business and on the price of the common stock;

●	the risks associated with potential litigation related to the Transaction and the Separation or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding the company’s focus, strategic plans and other management actions;

●	uncertainties regarding YYEM’s patents enabling access to AR and XR;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and subsequent Quarterly Report on Form 10-Q.

●	Forward-looking statements included in this report speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosures regarding the Exchange Shares set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosures regarding the change of control set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

As a result of the closing of the Transaction, all of the directors of the Company, namely, Mike Ballardie, Yonah Kalfa, Kirk Taylor, Stephen Crummey, and Rodney Rapson, resigned from the Board of Directors and members of any and all committees of the Board of Directors, effective as of November 21, 2024. These actions were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On November 19, 2024, prior to the resignation of all of the directors of the Company, the Board of Directors appointed the five (5) directors named below, with such appointment taking effect on November 21, 2024 upon the closing of the Transaction.

On November 21, 2024, all of the executive officers of the Company, namely, Mike Ballardie, Juda Honickman, Mark Radom, and Yonah Kalfa, resigned from their respective positions with the Company, effective immediately. These actions were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On November 22, 2024, Thomas Tarala was appointed Chief Executive Officer and Guibao Ji was appointed Chief Executive Officer.

Following the closing of the Transaction, the directors and officers of the Company are as follows:

Name	Age	Position
Thomas Tarala	58	Chief Executive Officer and Director
Guibao Ji	60	Chief Financial Officer
Hongyu Zhou	36	Director
Warren Thomson	48	Director
Chenlong Liu	35	Director
Kong Liu	35	Director

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified.

Thomas Tarala has 30 years of international corporate finance experience in New York, London, and Hong Kong, including as a partner at two leading international law firms and as General Counsel for the international operations of one of the largest private conglomerates in China. As a partner of Baker McKenzie from 2022 to 2024 and another international firm earlier in his career, Thomas has led U.S. securities practices in Hong Kong, advising on equity and debt transactions, as well as cross-border joint ventures involving companies listed on Nasdaq. With a particular focus on the technology sector, he has acted for companies and investment banks in Mainland China, Hong Kong, Singapore, Indonesia, and Thailand, including on award-winning transactions in the region.

As General Counsel in the overseas headquarters of HNA Group (International) Company Limited, the overseas headquarters of a large conglomerate, from 2017 to 2022, Thomas worked closely with the business teams on a wide range of corporate and finance transactions, including multi-billion dollar acquisitions and divestments of household-name companies, the sale of airlines, and a range of investments ranging from New York and London skyscrapers to global technology companies, as well as numerous companies that were number one globally in their respective fields.

Thomas graduated magna cum laude and Phi Beta Kappa from Georgetown University with a Bachelor of Science degree in Foreign Service and holds a Juris Doctor degree from the University of Virginia School of Law. Thomas speaks English, French, Spanish, and Mandarin and is qualified to practice law in New York, Connecticut, Florida, England and Wales, and Hong Kong.

Guibao Ji has been a certified public accountant in China for 25 years and has worked as an accountant at Shenzhen Wanda Accounting Firm since January 2005. He has informed the Company that he is resigning as a partner of the firm to dedicate himself full time to the Company, though he will continue to serve as an independent director of Hekeda Technology Co. Ltd., a listed company.

Mr. Ji graduated from Central Radio and TV University in 1994 with a degree in Business Accounting. He was certified by the Chinese Institute of Certified Public Accountants in 1999.

Hongyu Zhou has 15 years of experience founding, growing, and managing successful enterprises. As a result of the Transaction, Mr. Zhou is the controlling shareholder of the Company. His experience extends to such areas as enterprise management, entertainment technology, and information technology, including as an investor and business manager of a technology company, as a founder and manager of an innovative entertainment company, and as the founder and manager of several technology companies. Mr. Zhou has served as the Chairman of Shenzhen Qiangwo Entertainment Technology Co., Ltd., and since 2021, he has been the Chairman of our China-based licensee, Shenzhen Qianyue Information Technology Co., Ltd., a leading provider of matchmaking services in China. Mr. Zhou founded Shenzhen Yuanzu Century Network Technology Co., Ltd. in 2020 and Shenzhen Qiangwo Entertainment Technology Co., Ltd. in 2017. In founding, managing, and growing companies across various industries, Mr. Zhou has honed his skills in strategic planning, business development, and team leadership, including in the matchmaking industry.

Warren Thomson is a lawyer with over 20 years of experience at international law firms and companies. Mr. Thomson served as a partner at Hogan Lovells, an international law firm, in Dubai from 2013 to 2017, where he advised companies of all sizes in the Middle East and Asia through the whole of their corporate lifecycle, from incorporation through financing and expansion, and sometimes to winding-up. This experience included mergers and acquisitions, and commercial transactions, as well as regulatory, employment, and corporate finance matters. Mr. Thomson worked at HNA Group (International) Company Limited as Senior Counsel from 2018 to 2022 and as General Counsel in 2022, and since 2022 he has served as General Counsel (Overseas) at Link Asset Management Limited, the manager of Link REIT, a multi-billion-dollar real estate investment trust listed in Hong Kong.

Mr. Thomson graduated with a Bachelor of Arts degree from Canberra University and a Bachelor of Laws degree with Honors from Australian National University before earning a Graduate Diploma in legal practice from the College of Law in Sydney. Mr. Thomson is a member of the Australian Chamber of Commerce (sitting on the Finance, Legal and Tax Committee) and the Association of Corporate Counsel and is qualified to practice law in New South Wales (Australia) and Hong Kong.

Chenlong Liu is a certified public accountant, as well as an investor active in the technology industry. Mr. Liu’s career has focused on technology-related investments and mergers and acquisitions. He has participated in many well-known transactions in the industry. As an investment director at China Fusion Capital from 2016 to 2020, he helped execute Nasdaq-listed iQiyi’s convertible bond transactions, Kosdaq-listed Longtu’s acquisition and reverse takeover, Hong Kong-listed Kuaishou’s Series B investment round, and China Fusion Capital’s acquisition of Particle, Inc. Since 2020, Mr. Liu has served as a director of Particle, a San Francisco-based technology company.

Mr. Liu earned a Bachelor of Science degree in mathematics from the University of Minnesota-Twin Cities in 2013 and was awarded a master’s degree in accounting from George Washington University in 2015. Mr. Liu became a certified public accountant in Washington State in January 2019.

Kong (“Luke”) Liu is an entrepreneur with experience in both traditional industries and the technology and Web3 areas. (He is not related to Chenlong Liu.) Mr. Liu has experience in management and strategy roles in companies ranging from startups to multinationals, and he has founded several companies over the years. Mr. Liu had a particular focus on digital strategies at both traditional retailers and technology companies, as well as in the recruitment field. He serves as the CEO of World@Meta, a Singapore-based technology company developing mobile apps and games, where maximizing user engagement is a primary objective. He also serves as a managing director of MS Consultancy Pte Ltd, a business consultancy that he founded in November 2020. In such environments, Mr. Liu has been responsible for establishing the vision of the enterprise and working across teams to make that vision a reality.

Mr. Liu graduated from Nanyang Polytechnic, in Singapore, with a Diploma of Information Technology and from Trent University, in Canada, with a Bachelor of Business Administration.

The Company has determined that Warren Thomson, Chenlong Liu, and Kong (“Luke”) Liu qualify as independent directors, as defined under the Nasdaq Stock Market Rules. Each independent director serves on the Audit Committee, Compensation Committee, and Nominating Committee of the Board of Directors.

There are no family relationships between our new directors and our former directors. Other than the Transaction, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On November 21, 2024, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As a result of the acquisition of YYEM, as described in Item 2.01, the registrant is filing (i) audited financial statements of Yuanyu Enterprise Management Co., Limited, as of and for the years ended January 31, 2024 and 2023, as Exhibit 99.1 to this Report and (ii) unaudited financial statements of Yuanyu Enterprise Management Co., Limited, as of and for the three months ended July 31, 2024 and 2023, as Exhibit 99.2 to this Report.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
10.1*	Separation and Assignment Agreement, dated November 21, 2024, by and between Connexa Sports Technologies Inc. and J&M Sports LLC
99.1	Yuanyu Enterprise Management Co., Limited Financial Statements as of and for the Fiscal Years Ended January 31, 2024 and 2023
99.2	Yuanyu Enterprise Management Co., Limited Financial Statements as of and for the Three Months Ended July 31, 2024 and 2023 (unaudited)
99.3	Press Release, dated November 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: November 25, 2024	By:	/s/ Thomas Tarala
Thomas Tarala Chief Executive Officer